Exhibit 10.7

PARENT GUARANTY AND INDEMNITY

made by

BLACKSTONE MORTGAGE TRUST, INC.,

as Guarantor,

in favor of

MORGAN STANLEY BANK, N.A.,

as Buyer

Paul Hastings LLP

75 East 55th Street

New York, NY 10022

Dated: March 3, 2014

PARENT GUARANTY AND INDEMNITY

This Parent Guaranty and Indemnity (the “Guaranty”) is made as of March 3, 2014 by BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation (the “Guarantor”) in favor of MORGAN STANLEY BANK, N.A., a national banking association “Morgan Stanley” and together with its successors and assigns, the “Buyer”).

W I T N E S S E T H:

WHEREAS, Morgan Stanley and Parlex 6 UK Finco, LLC, a Delaware limited liability company (the “Seller”), are parties to that certain Master Repurchase and Securities Contract Agreement dated as of the date hereof (as said agreement may be modified, amended or restated from time to time, the “Repurchase Agreement” and together with all other Transaction Documents now or hereafter executed by the Seller in connection therewith, collectively, the “Repurchase Documents”).

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the legal and beneficial limited liability company interest in the Seller, and the Guarantor will derive benefits, directly and indirectly, from the execution, delivery and performance by the Seller of the Repurchase Documents, and the transactions contemplated by the Repurchase Agreement (collectively, the “Transactions”); and

WHEREAS, it is a condition to the effectiveness of the Repurchase Agreement and the consummation of the Transactions that the Guarantor execute and deliver this Guaranty for the benefit of the Buyer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees as follows:

Section 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Repurchase Agreement.

Section 2. Guaranty.

(a) Subject to the Guaranteed Cap Amount (defined below), Guarantor hereby unconditionally and irrevocably guarantees to the Buyer the due and punctual payment when due, whether at the stated due date, by acceleration or otherwise, of any and all Repurchase Obligations (all the foregoing obligations and undertakings are collectively referred to hereinafter as the “Guaranteed Obligations”). “Guaranteed Cap Amount” shall mean twenty-five percent (25%) of the then-currently outstanding Purchase Price advanced to Seller pursuant to, and in accordance with, the Repurchase Documents.

(b) This Guaranty is an absolute and unconditional guaranty of payment when due under the Repurchase Documents, and not of performance or collection of any indebtedness contained in or arising under the Repurchase Documents. This Guaranty is in no way conditioned upon any attempt to collect from the Seller or upon any other event or contingency, and shall be binding upon and enforceable against the Guarantor without regard to the validity or enforceability of the Repurchase Documents, or of any term thereof. If for any reason the Seller shall fail or be unable duly and punctually to pay any such amount when due under the Repurchase Documents, the Guarantor will forthwith pay, if not already paid by the Seller, the same immediately upon written demand.

(c) In case any of the Repurchase Documents shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Seller or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, the Guarantor’s obligations hereunder shall continue to the same extent as if such agreement had not been so rejected. The Guarantor agrees that this Guaranty shall continue to be effective or shall be, reinstated, as the case may be, if at any time payment to Buyer of the Guaranteed Obligations or any part thereof is rescinded or must otherwise be returned by Buyer upon the insolvency, bankruptcy or reorganization of the Seller, or otherwise, as though such payment to Buyer had not been made.

(d) The Guarantor shall pay on demand all out-of-pocket costs, expenses and damages actually incurred (including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel) in connection with Buyer’s enforcement of the obligations of the Guarantor under this Guaranty.

Section 3. Obligations Unconditional. The Guarantor hereby agrees that its obligations under this Guaranty shall be continuing and unlimited, shall not be subject to any non-compulsory counterclaim, set-off, deduction or defense (other than payment) based upon any claim the Guarantor may have against Buyer or the Seller or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever that might constitute a legal or equitable discharge or defense, and shall be unconditional, irrespective of:

(i) the validity, enforceability, avoidance, novation or subordination of any of the Guaranteed Obligations, the Repurchase Documents, this Guaranty, or any other document relating thereto;

(ii) the absence of any attempt by, or on behalf of, Buyer to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations, whether from or against the Seller, the Guarantor, or any other Person or entity;

(iii) the election of any remedy by, or on behalf of, Buyer with respect to all or any part of the Guaranteed Obligations;

(iv) the waiver, rescission, compromise, acceleration, consent, extension, forbearance or granting of any indulgence by, or on behalf of, Buyer with respect to, or the amendment or modification of, or any release of any party from, any of the terms and provisions of, any provision of the Repurchase Documents or any related document, except to the extent expressly agreed to by Buyer in writing;

(v) the failure of Buyer to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral, if any, for the Guaranteed Obligations;

(vi) the failure of Buyer to assert any claim or demand or to enforce any right or remedy against the Seller or any other Person under the provisions of the Repurchase Documents or any related document or other agreement or otherwise;

(vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of Buyer for repayment of all or any part of the Guaranteed Obligations or any expenses associated therewith;

(viii) the election by, or on behalf of, Buyer, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(ix) any change in respect of the Seller or the Guarantor, including, without limitation, as a result of any sale of assets, merger, consolidation, dissolution, liquidation, recapitalization, or other change of legal form or status, whether or not permitted under the Repurchase Documents;

(x) the release, exchange, waiver or foreclosure of any security held by Buyer for any of the Guaranteed Obligations or the invalidity or nonperfection of any security interest securing the Guaranteed Obligations or this Guaranty, or any other defect of any kind pertaining to the Guaranteed Obligations or any guaranty or collateral security in respect thereof, except to the extent such release or substitution of Guarantor expressly relieves Guarantor of any of the Guaranteed Obligations;

(xi) the release or substitution of the Seller or the Guarantor; or

(xii) any other circumstance that might otherwise, but for this specific agreement of the Guarantor to the contrary, result in a discharge of or the exoneration of the Guarantor hereunder, at law or in equity, it being the intent of the parties hereto that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

Section 4. Enforcement. The Buyer may proceed directly against the Guarantor to collect and recover the full amount (or any portion) of the Guaranteed Obligations, without first proceeding against the Seller or any other Person or entity, or against any security or collateral for the Guaranteed Obligations.

Section 5. Waivers. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Seller or the Guarantor, protest or notice (except any applicable notices required to be given to the Seller under the Repurchase Documents) with respect to the Guaranteed Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance (except any applicable notices required to be given under the Repurchase Documents), protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and all other demands (except any applicable demands required to be given under the Repurchase Documents) whatsoever (and shall not require that the same be made on the Seller or the Guarantor as a condition precedent to the obligations of the Guarantor hereunder, except as required by the Repurchase Documents), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) of the Guaranteed Obligations and any other obligations contained herein and the termination of the Repurchase Documents. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from loans extended to the Seller, any other Person under the Repurchase Documents, the Guarantor or otherwise under any related document.

Buyer is hereby authorized, without notice or demand and without otherwise limiting Guarantor’s obligations hereunder, from time to time, to the extent permitted under the Repurchase Documents, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of the Repurchase Documents to which Buyer is a party or any other related document; (b) to accept partial payments on all or any part of the Guaranteed Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guaranty, or any other guaranties of all or any part of the Guaranteed Obligations or other liabilities of the Guarantor or the Seller; (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise, collect or otherwise liquidate all or any part of the Guaranteed Obligations, and any security or collateral for the Guaranteed Obligations; and (g) to permit the addition of any additional Seller under the Repurchase Documents to which Buyer is a party. Any of the foregoing may be done in any manner in accordance with the Repurchase Documents, without affecting or impairing the obligations of the Guarantor hereunder.

Section 6. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable, Buyer may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from Buyer to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of Buyer or its affiliates.

Section 7. Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Seller and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations (or any part thereof) that diligent inquiry would reveal, and the Guarantor hereby agrees that the Buyer shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances.

Section 8. Representations and Warranties. The Guarantor hereby represents and warrants to the Buyer that as of the date hereof and throughout the term of this Guaranty:

(a) Existence. The Guarantor (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business, validly existing and is, to the extent determinable, in good standing, in all other jurisdictions in which the nature of the business conducted by it requires such qualification.

(b) Action. The Guarantor has all necessary power, authority and legal right to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance by the Guarantor has been duly authorized by all necessary action on its part; and this Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as enforceability may be limited or varied by bankruptcy, insolvency, reorganization, liquidation or other similar laws of general application relating to enforcement of the rights of a creditor and by general equitable principals.

(c) Litigation. Except as previously disclosed in writing to Buyer as of the date hereof, there are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Guarantor’s Knowledge after due inquiry, threatened in writing) or other legal or arbitrable proceedings affecting the Guarantor or its Subsidiaries or, to Guarantor’s Knowledge after due inquiry, affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims against the Guarantor in an aggregate amount greater than $25,000,000, with respect to the Guarantor, or (iii) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

(d) No Breach. The execution and delivery of this Guaranty does not and will not conflict with or result in a breach of the articles of incorporation or by-laws of the Guarantor or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or, any other material agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien upon any Property of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

(e) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Guarantor under this Guaranty for the legality, validity or enforceability hereof.

(f) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Guarantor to the Buyer in connection with the negotiation, preparation or delivery of this Guaranty and the Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, (x) do not contain any untrue statement of material fact and (y) contain all statements of material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, true. All written information furnished after the date hereof by or on behalf of the Guarantor to the Buyer in connection with this Guaranty or the other Repurchase Documents and the transactions contemplated hereby and thereby, will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

(g) Financial Covenants. Guarantor hereby represents and warrants that, as of the Closing Date, the financial covenants set forth in Sections 9(g) through 9(j) of this Guaranty are consistent with and are no more or less restrictive than the financial covenants currently made by Guarantor pursuant to the other guarantees entered into by Guarantor in connection with the (i) Master Repurchase Agreement dated as of May 21, 2013 between Bank of America, N.A., as buyer, and Parlex 1 Finance, LLC, as seller (as the same has been and may be amended, supplemented or otherwise modified from time to time), (ii) Master Repurchase Agreement dated as of June 12, 2013 between Citibank, N.A., as buyer, and Parlex 2 Finance, LLC, as seller (as the same has been and may be amended, supplemented or otherwise modified from time to time), (iii) Master Repurchase Agreement dated as of June 28, 2013 between JPMorgan Chase Bank, National Association (“JPM”), as buyer, and Parlex 4 Finance, LLC, as seller (as the same has been and may be amended, supplemented or otherwise modified from time to time), and (iv) Master Repurchase Agreement dated as of December 20, 2013 between JPM, as buyer, and Parlex 4 UK Finco, LLC and Parlex 4 Finance, LLC, as sellers (as the same may be amended, supplemented or otherwise modified from time to time). The foregoing representation is made only as of the Closing Date and shall not be made or remade, or deemed to be made or remade, at any time after the Closing Date.

Section 9. Covenants of the Guarantor. The Guarantor covenants and agrees with the Buyer that, until payment in full of all Guaranteed Obligations:

(a) Financial Statements, Reports, etc. The Guarantor shall deliver to Buyer:

(i) The reports required to be delivered by Guarantor pursuant to Article 11(j) of the Repurchase Agreement on the dates required thereby; and

(ii) such other reports as Buyer shall reasonably require.

(b) Litigation. The Guarantor will promptly, and in any event within five (5) Business Days after Guarantor’s receipt of service of process on any of the following, give to the Buyer notice of all litigation, actions suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Guarantor’s Knowledge after due inquiry, threatened in writing) or other legal or arbitrable proceedings affecting the Guarantor or any of its Subsidiaries before any Governmental Authority that (i) questions or challenges the validity or enforceability of this Guaranty or any action to be taken by Guarantor in connection therewith, or (ii) makes a claim or claims against the Guarantor in an aggregate amount greater than $25,000,000.

(c) Existence, etc. The Guarantor will:

(i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(ii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws);

(iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv) not move its chief executive office from its address as of the date hereof unless it shall have provided the Buyer ten (10) days’ prior written notice of such change;

(v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, other than any such taxes, assessments, governmental charges or levies that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been maintained in accordance with GAAP; and

(vi) permit representatives of the Buyer, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

(d) Prohibition of Fundamental Changes. The Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or, substantially all of its assets, except pursuant to a pledge, a repurchase facility or sales of such assets in the ordinary course of Guarantor’s business that would not cause Guarantor to breach any of its other covenants contained herein, or except as otherwise expressly permitted under or contemplated by the Repurchase Documents; provided, that the Guarantor may enter into a merger or consolidation if (a) the surviving or resulting entity shall be a corporation or partnership organized under the laws of the United States or any state thereof; (b) such entity shall expressly assume by written agreement, in form and substance satisfactory to the Buyer in the Buyer’s sole discretion, the performance of all of the duties and obligations under this Guaranty; and (c) such entity shall be at least as creditworthy as the Guarantor, as determined by the Buyer in the Buyer’s sole and absolute discretion; and, provided, further, that if after giving effect thereto, no Default would exist under the Repurchase Agreement.

(e) Notices. The Guarantor shall give notice to the Buyer promptly upon Guarantor’s Knowledge of or receipt of written notice of the occurrence of any Default or Event of Default.

(f) Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, the Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Guarantor. Notwithstanding the foregoing, Guarantor shall be permitted to make distributions to the extent required to maintain REIT status.

(g) Minimum Tangible Net Worth. Guarantor’s Tangible Net Worth shall not fall below the sum of (i) seven hundred seventeen million one hundred ten thousand five hundred ninety-four and 29/100 dollars ($717,110,594.29) plus (ii) seventy-five percent (75%) of the net cash proceeds of any equity issuance by Guarantor that occurs after the Closing Date.

(h) Minimum Cash Liquidity. Guarantor’s Cash Liquidity shall not fall below the greater of (i) ten million dollars ($10,000,000) or (ii) five percent (5%) of Guarantor’s Recourse Indebtedness.

(i) Minimum Fixed Charge Coverage Ratio. The ratio of (i) Guarantor’s EBITDA during the previous four (4) fiscal quarters to (ii) Guarantor’s Fixed Charges during the same such previous four (4) fiscal quarters, shall not be less than 1.40:1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than forty-five (45) days after the last day of the applicable fiscal quarter.

(j) Maximum Indebtedness. The ratio, expressed as a percentage, the numerator of which shall equal Guarantor’s and its Subsidiaries’ Indebtedness and the denominator of which shall equal Guarantor’s and its Subsidiaries’ Total Assets, shall not be greater than eighty percent (80.0%); provided, however that the foregoing ratio expressed as eighty percent (80.0%) shall be amended to be expressed as eighty-three and a third percent (83.3333%) upon Guarantor or Seller providing Buyer written evidence reasonably satisfactory to Buyer that the same such amendment has been made to the other guaranties entered into by Guarantor in connection with the (i) Master Repurchase Agreement dated as of May 21, 2013 between Bank of America, N.A., as buyer, and Parlex 1 Finance, LLC, as seller (as the same has been and may be amended, supplemented or otherwise modified from time to time), (ii) Master Repurchase Agreement dated as of June 12, 2013 between Citibank, N.A., as buyer, and Parlex 2 Finance, LLC, as seller (as the same has been and may be amended, supplemented or otherwise modified from time to time), (iii) Master Repurchase Agreement dated as of June 28, 2013 between JPM, as buyer, and Parlex 4 Finance, LLC, as seller (as the same has been and may be amended, supplemented or otherwise modified from time to time), and (iv) Master Repurchase Agreement dated as of December 20, 2013 between JPM, as buyer, and Parlex 4 UK Finco, LLC and Parlex 4 Finance, LLC, as sellers (as the same may be amended, supplemented or otherwise modified from time to time).

For the purposes of this Section 9, the following terms shall have the following meanings:

“Available Borrowing Capacity” shall mean, with respect to any Person, on any date of determination, the total unrestricted borrowing capacity which may be drawn (taking into account required reserves and discounts) upon by such Person or its Subsidiaries, at such Person’s or its Subsidiaries’ sole discretion, under committed credit facilities or repurchase agreements which provide financing to such Person or its Subsidiaries.

“Capital Lease Obligation” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” shall mean any of the following, to the extent owned by Guarantor or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than ninety (90) days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Buyer or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P.

“Cash Liquidity” shall mean, with respect to any Person, on any date of determination, the sum of (i) unrestricted cash, plus (ii) Available Borrowing Capacity, plus (iii) Cash Equivalents.

“Consolidated Net Income” shall mean, with respect to any Person, for any period, the amount of consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“EBITDA” shall mean, with respect to any Person, for any period, such Person’s Consolidated Net Income, excluding the effects of such Person’s and its Subsidiaries’ interest expense with respect to Indebtedness, taxes, depreciation, amortization, asset write-ups or impairment charges, provisions for loan losses, and changes in mark-to-market value(s) (both gains and losses) of financial instruments and noncash compensation expenses, all determined on a consolidated basis in accordance with GAAP.

“Fixed Charges” shall mean, with respect to any Person, for any period, the amount of interest paid in cash with respect to Indebtedness as shown on such Person’s consolidated statement of cash flow in accordance with GAAP as offset by the amount of receipts pursuant to net receive interest rate swap agreements of such Person and its consolidated Subsidiaries during the applicable period.

“Indebtedness” shall mean for any Person: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (iii) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; contingent or future funding obligations under any Purchased Loan or any obligations senior to, or pari passu with, any Purchased Loan; (v) Capital Lease Obligations of such Person; (vi) obligations of such Person under repurchase agreements or like arrangements; (vii) Indebtedness of others Guaranteed by such Person to the extent of such guarantee; and (viii) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person. Notwithstanding the foregoing, nonrecourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered Indebtedness for any person.

“Recourse Indebtedness” shall mean, with respect to any Person, on any date of determination, the amount of Indebtedness for which such Person has recourse liability (such as through a guarantee agreement), exclusive of any such Indebtedness for which such recourse liability is limited to obligations relating to or under agreements containing customary nonrecourse carve-outs.

“Tangible Net Worth” shall mean, with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person pursuant to GAAP, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Total Assets” shall mean, with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, all on or as of such date, and (d) the amount of nonrecourse Indebtedness owing pursuant to securitization transactions such as a REMIC securitization, a collateralized loan obligation transactions or other similar securitizations.

Section 10. Subrogation. The Guarantor (i) shall have no right of subrogation with respect to the Guaranteed Obligations prior to payment in full of all obligations which shall be owing to the Buyer under the Repurchase Documents, and (ii) waives any right to enforce any remedy which the Buyer now or may hereafter have against the Guarantor, the Seller, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person or entity, and the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Buyer to secure the payment of all or any part of the Guaranteed Obligations.

Section 11. Enforcement; Amendments; Waivers. No delay on the part of Buyer in the exercise of any right or remedy arising under this Guaranty, the Repurchase Documents, any other related document, or otherwise with respect to all or any part of the Guaranteed Obligations, shall operate as a waiver thereof, and no single or partial exercise by Buyer of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Buyer, except as expressly set forth in a writing duly signed and delivered by the Buyer. No amendment or modification to this Guaranty shall be binding upon Guarantor or Buyer unless expressly set forth in a writing duly signed and delivered by Guarantor and Buyer. Failure by the Buyer at any time or times hereafter to require strict performance by the Seller, the Guarantor, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or entity of any of the provisions, warranties, terms and conditions contained in the Repurchase Documents or any other related document now or at any time or times hereafter executed and delivered to the Buyer shall not waive, affect or diminish any right of the Buyer at any time or times hereafter to demand strict performance thereof. Any determination by a court of competent jurisdiction which has become final by appeal or lapse of time for appeal of the amount of the Guaranteed Obligations owing by the Guarantor or the Seller to the Buyer shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

Section 12. No Marshalling; Reinstatement. The Guarantor consents and agrees that neither the Buyer nor any Person or entity acting for or on behalf of the Buyer shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations. The Guarantor further agrees that, to the extent that the Seller, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to Buyer, or Buyer receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Seller, the Guarantor, such other guarantor or any other Person or entity, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

Section 13. Effectiveness; Termination. This Guaranty shall become effective upon its execution by the Guarantor and Buyer and shall continue in full force and effect and may not be terminated or otherwise revoked (except in a writing duly signed and delivered by Guarantor and Buyer), but shall be terminated automatically upon the termination of the Repurchase Documents and payment in full of all amounts owing to the Buyer under the Repurchase Documents (including payment obligations which mature following such termination (if any)), without further action of the parties, subject to the provisions of this Guaranty, which provisions expressly survive termination.

Section 14. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder (and any attempted assignment or transfer by the Guarantor shall be null and void). Nothing in this Guaranty, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of the Buyer) any legal or equitable right, remedy or claim under or by reason of this Guaranty.

Section 15. Governing Law. PURSUANT TO, AND IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK STATE GENERAL OBLIGATIONS LAW, GUARANTOR HEREBY IRREVOCABLY AGREES THIS GUARANTY SHALL BE CONSTRUED UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF SUCH JURISDICTION.

Section 16. Waiver of Jury Trial. GUARANTOR AND BUYER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17. Submission to Jurisdiction; Waivers. GUARANTOR AND BUYER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18. Notices. All notices, requests and other communications concerning this Guaranty shall be given or made in writing (including, without limitation, by email or facsimile) delivered to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by email or facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

If to Buyer:

MORGAN STANLEY BANK, N.A.

1585 Broadway, 2nd Floor

New York, New York 10036

Attention: Geoffrey Kott

Email: Geoffrey.Kott@morganstanley.com

Telephone: (212) 761-3140

Telecopy: (718) 233-2160

If to Guarantor: Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154 Attention: Douglas Armer Email: BXMTMSBRepo@blackstone.com Telephone No.: (212) 583-5000

With a copy to:

MORGAN STANLEY BANK, N.A.

One Utah Center, 201 South Main Street

Salt Lake City, Utah 84111

MORGAN STANLEY

25 Cabot Square

Canary Wharf

London UK E14 4QA

Attention:        Andress Ross Atkins

Telephone:      + 44 20 7677-1641

Telecopy:        + 44 20 7056-0662

Email: Andrew.Atkins@morganstanley.com

and:

Paul Hastings LLP

75 East 55th Street

New York, New York 10022

Attention: John A. Cahill, Esq.

Email: johncahill@paulhastings.com

Telephone: (212) 318-6260

Telecopy: (212) 230-7682

With a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: David C. Djaha

Email: david.djaha@ropesgray.com

Facsimile No.: (646) 728-2936

Telephone No.: (212) 841-0489

Section 19. Entire Agreement; Severability. This Guaranty contains the final agreement with respect to the matters contained herein by the Guarantor and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and the Buyer. If any of the provisions of this Guaranty shall be held invalid or unenforceable, this Guaranty shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

Section 20. Execution in Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and the party hereto may execute this Guaranty by signing any such counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as an instrument under seal as of the day and year first set forth above.

GUARANTOR

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

Acknowledged:

MORGAN STANLEY BANK, N.A.

By:	/s/ Geoffrey Kott
	Name:	Geoffrey Kott
	Title:	Authorized Signatory